U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2010 (April 28, 2010)

AZTEC OIL & GAS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of
Incorporation or Organization)

000-32015	87-0439834
(Commission File Number)	(I.R.S. Employer Identification No.)

Aztec Oil & Gas, Inc.
One Riverway, Suite 1700
Houston, Texas 77056
 (Address of principal executive offices including zip code)

(713) 840-6444
(Registrant’s telephone number, including area code)

ITEM 8.01 - Other Events

On April 27, 2010 Aztec Oil & Gas, Inc. announced the successful drilling of two more wells in Palo Pinto and Jones Counties, Tx.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZTEC OIL & GAS, INC.

Date: April 28, 2010	By: //s// Waylan Johnson
Waylan Johnson, President

Aztec Announces Successful Drilling of Two More Wells in Palo Pinto and Jones Counties, Texas

HOUSTON, April 27, 2010 -- Aztec Oil & Gas, Inc. (Pink Sheets: AZGS) announced today two more successful wells, the Wharton #5 and the Stanley #7, in Palo Pinto and Jones Counties, Texas.  The company expects to have both wells online shortly.  Since announcing its drilling agreement with G&F Oil, Aztec has drilled four consecutive, successful wells in these two Texas counties; and Aztec is in the process of finalizing several more drilling locations with G&F Oil in the same area.

 “Aztec’s involvement in this area gives our Drilling Programs and Limited Partners broader geographic access to multi-pay, shallow, developmental wells.  The ability to also be involved in 5000’ vertical wells, and identify 3-5 productive pay zones, continues to diversify and strengthen the Aztec promise of drilling shallow, highly diversified by depth and geography, developmental wells in prolific, defined oil fields,” stated Waylan R. Johnson, President of Aztec Oil & Gas, Inc.

About Aztec Oil & Gas, Inc.
Aztec is an experienced oil and gas exploration, development and production company focusing on Texas plus numerous areas throughout the U.S.  Its interests are highly diversified as exemplified by its direct corporate participation in two productive Deep Lake wells in Cameron Parish, Louisiana ranging from 13,600 feet to 14,300 feet in depth; versus its shallow, Texas, low risk, development wells for its drilling/production partnerships.  The drilling/production programs/partnerships are placed by FINRA registered Broker Dealers and Registered Investment Advisors with accredited investor partners and are focused primarily on oil.

In 2006, Aztec entered the sponsored drilling program industry and, over the next two and one half years, intentionally restricted itself to only three small, very limited annual drilling partnerships.  Aztec restricted itself in order to become fully familiar with the nuances of the sponsored drilling program industry before expanding to the Company's full capabilities.  In the summer of 2008, Aztec publicly announced it was discontinuing any natural gas drilling in Appalachia, and that it was ready to substantially expand its sponsored drilling program activities for oil and gas, primarily in Texas.

Since 2008, Aztec has been focusing all of its drilling on oil wells in Texas.  In addition to its initial three small Appalachian drilling partnerships mentioned above, Aztec has sponsored and closed four other drilling/production partnerships, plus is presently subscribing its eighth partnership (all focused on oil drilling in Texas).  Aztec Energy LLC, a wholly-owned subsidiary of Aztec, is the Managing General Partner of all Aztec drilling partnerships and another wholly-owned Aztec subsidiary, Aztec Drilling & Operating, LLC, is the turnkey drilling contractor and operator for such partnerships.  Through its own contributions, Aztec owns a 30% interest in all of its drilling/production partnerships.  In general clarification of its activities, Aztec sponsors low risk, development drilling/production programs which include significant tax benefits, all of which are sold through FINRA Registered Broker Dealers and Registered Investment Advisors to Accredited Investors.  Aztec’s drilling/production programs focus primarily on shallow oil drilling, are very unique, and also incorporate a sophisticated Exit Strategy for investors.

For more information on Aztec Oil & Gas, Inc. please visit http://www.AztecOG.com.

This release/announcement is neither an offer to sell nor a solicitation of an offer to buy securities or participations. This release/document contains certain statements, estimates, and forecasts with respect to future performance and events. All statements other than statements of historical fact included in this release/document, the Memorandum, or the Aztec website, including, but not limited to, statements regarding future performance of events, are forward-looking statements. All such forward-looking statements are based on various underlying assumptions and expectations and are subject to risks and uncertainties which could cause actual events to differ materially from those expressed in the forward-looking statements. As a result, there can be no assurance that the forward-looking statements included in this release, the Memorandum, or the Aztec Website will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this release/document, the Memorandum, or the Aztec Website might not occur. Accordingly, investors should not rely upon forward-looking statements as a prediction of actual results. Also, Aztec Oil & Gas, Inc., its officers, principals, employees and consultants, and the other parties involved in any properties have conflicts of interest; also the price received for the oil and natural gas produced from any properties may be less than quoted NYMEX prices at any given time. Aztec does not undertake any obligation to update any forward-looking statements or other information, whether as a result of new information, future events, subsequent circumstances or otherwise.

Contact:
Phoenix IR Associates
Investor Relations
Tony Drake
(281) 579-1602
Shareholders@AztecOG.com